As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-261485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California	95-2086631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300	Victor H.M. Ting Vice President and Chief Financial Officer Trio-Tech International Block 1008 Toa Payoh North Unit 03-09 Singapore 318996 (65) 6265 3300
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to public)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Victor H.M. Ting

Vice President and Chief Financial Officer

Trio-Tech International

Block 1008 Toa Payoh North

Unit 03-09 Singapore 318996

(65) 6265 3300

Daniel W. Rumsey, Esq.

Jessica R. Sudweeks, Esq.

Disclosure Law Group,

a Professional Corporation

655 West Broadway, Suite 870

San Diego, California 92101

Tel: (619) 272-7050

Fax: (619) 330-2101

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Trio-Tech International (the “Company”) is filing this Amendment No. 3 to our Registration Statement on Form S-3 (File No. 333-261485) for the sole purpose of filing Exhibit 4.5 with the Securities and Exchange Commission. This Amendment No. 3 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1	Form of Indenture, between the registrant and one more more trustees to be named.
4.2*	Form of Senior Note
4.3*	Form of Subordinated Note
4.4*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder, filed herewith
4.5*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.6*	Form of any unit agreement with respect to any unit issued hereunder
5.1***	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation, included in Exhibit 5.1
23.2**	Consent of Independent Registered Public Accounting Firm – Mazars LLP
24	Power of Attorney (located on signature page of the Registration Statement on Form S-3, filed December 3, 2021)
25.1†	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
**	Previously filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-3, filed on February 8, 2022.
***	Previously filed as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-3, filed on February 25, 2022.
†	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Table of Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Country of Singapore on February 28, 2022.

TRIO-TECH INTERNATIONAL

By:	/s/ S. W. Yong
S. W. Yong
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ *	President and Chief Executive Officer	February 28, 2022
S.W. Yong	(Principal Executive Officer)

/s/ *	Vice President and Chief Financial Officer	February 28, 2022
Victor H. M. Ting	(Principal Financial Officer)

/s/ *	Chairman of the Board	February 28, 2022
A. Charles Wilson

/s/ *	Director	February 28, 2022
Jason T. Adelman

/s/ *	Director	February 28, 2022
Richard M. Horowitz

By:  /s/ S.W. Yong

* Attorney-in-fact